Exhibit 99.1

Joint Filer Information

Name of Joint Filer:	Velocity Sponsor LLC

Address of Joint Filer:	c/o Velocity Acquisition Corp.
109 Old Branchville Road
Ridgefield, Connecticut 06877

Relationship of Joint Filer to Issuer:	10% Owner

Issuer Name and Ticker or Trading Symbol:	Velocity Acquisition Corp. [VELO]

Date of Event Requiring Statement:
(Month/Day/Year):	2/22/2021

Name of Joint Filer:	Velocity Sponsor Manager LLC

Address of Joint Filer:	c/o Velocity Acquisition Corp.
109 Old Branchville Road
Ridgefield, Connecticut 06877

Relationship of Joint Filer to Issuer:	Indirect Beneficial Owner

Issuer Name and Ticker or Trading Symbol:	Velocity Acquisition Corp. [VELO]

Date of Event Requiring Statement:
(Month/Day/Year):	2/22/2021

Name of Joint Filer:	Garrett Schreiber

Address of Joint Filer:	c/o Velocity Acquisition Corp.
109 Old Branchville Road
Ridgefield, Connecticut 06877

Relationship of Joint Filer to Issuer:	Chief Financial Officer

Issuer Name and Ticker or Trading Symbol:	Velocity Acquisition Corp. [VELO]

Date of Event Requiring Statement:
(Month/Day/Year):	2/22/2021